EXHIBIT 99.8

(Translation only)

Letter of Proxy

To Alpine Electronics, Inc.,
Shareholder Number
Shareholder’s Address
Name

I/We hereby appoint                     , a shareholder, as my proxy and delegate authority for the following matters to the proxy.

1.

Attending your Extraordinary General Meeting of Shareholders to be held on December 5, 2018 (including any continued meeting or adjourned meeting) and exercising my voting rights for the following proposals according to my instructions (indicated with circle). However, carte blanche is given for a proposal in cases where neither approval nor disapproval has been expressed for it, where an amendment is submitted to the original proposal, or where a motion regarding procedures for the meeting of shareholders including progress of proceedings regarding the proposal, is submitted.

2.	Appointing a subagent.

November     , 2018

Proposals

<Company Proposals> (Proposal 1 and Proposal 2)

Proposal 1	To the original proposal	Approval	Disapproval
Proposal 2	To the original proposal	Approval	Disapproval

<Shareholder Proposal> (Proposal 3)

Proposal 3	To the original proposal	Approval	Disapproval

End

(Translation only)

Voting Rights Exercise Form

Number of voting rights ______ units

To Alpine Electronics, Inc.

With respect to each proposal at the Extraordinary General Meeting of Shareholders of Alpine Electronics, Inc. **to be held on December 5, 2018** (including related meetings due to postponement or adjournment), I hereby exercise my voting rights as set forth in the form below. (Approval or disapproval is indicated by circling "Approval" or "Disapproval.")

2018/MM/DD (date to be filled in by shareholder/proxy)

(Note) **The Board of Directors of the Company opposes the Shareholder Proposal (Proposal 3). If you submit your votes without indicating your approval or disapproval for each proposal, your vote shall be deemed as approval of the Company Proposal and disapproval of the Shareholder Proposal.**

Company Proposal	Proposal 1	Proposal 2
	Approval	Approval
	Disapproval	Disapproval

Shareholder Proposal	Proposal 3
	Approval
	Disapproval

(Perforated cut line)

Number of shares held as of the record date ______ shares

Number of voting rights ______ units

The number of voting rights shall be one for each one unit of shares.

Request to Shareholders

1. If you attend the meeting in person, please present the Voting Rights Exercise Form at the reception desk.
2. In the event that you are unable to attend the meeting, you may exercise your voting rights by either of the following methods.

[Exercise of voting rights by submitting a Letter of Proxy]

- Please fill in the enclosed Letter of Proxy, combine it with the left form (Voting Rights Exercise Form), and return them in the enclosed return envelope.

[Exercise of voting rights via postal mail]

- Please indicate your approval or disapproval on the Voting Rights Exercise Form and return the completed form. We ask shareholders to post the form early.

[Exercise of voting rights via the Internet]

https://evote.tr.mufg.jp/

- Please enter the following "login ID" and "temporary password" and follow the instructions on the screen to exercise your voting rights.

3. Please read reverse side carefully.

Login ID:

Temporary password: Shareholder Number (eight digits)

ALPINE

ALPINE ELECTRONICS, INC.

(Perforated cut line)

Information Regarding the Exercise of Voting Rights

At this Extraordinary General Meeting of Shareholders, there has been a shareholder proposal from one of our shareholders (Proposal 3).
The Board of Directors of the Company objects to this proposal. For details, please see the enclosed Notice of Convocation.

For shareholders in agreement with the Board of Directors' views, please vote **in favor of Proposals 1 through 2** and **against Proposal 3**.

You may exercise your voting rights by one of the following four methods from A to D.

A Exercise of voting rights by attending the meeting in person

If you attend the meeting in person, you do not need to follow any specific procedures. Please present the above form (Voting Rights Exercise Form) at the reception desk.

B Exercise of voting rights by submitting a Letter of Proxy

a. Please fill in the necessary items on the enclosed Letter of Proxy;
b. **Combine it with the above form (Voting Rights Exercise Form)**; and
c. Return them in the enclosed return envelope.

C Exercise of Voting Rights via Postal Mail

Please indicate, on the above form (Voting Rights Exercise Form), your approval or disapproval of each proposal on the agenda and return the completed form so that it reaches us without fail by **5:00 p.m., Tuesday, December 4, 2018**.

D Exercise of voting rights via the Internet

Website for the exercise of voting rights: https://evote.tr.mufg.jp/

Please access the above website and exercise your voting rights without fail by **5:00 p.m., Tuesday, December 4, 2018**.

(Translation only)

Postage to be paid by addressee

Approved by Shin-Tokyo Post Office

6423

Valid until December 4, 2018

POSTCARD

1 3 7 - 8 6 8 3

014

(Addressee)
P.O. Box 29, Shin-Tokyo Post Office
C/O Shareholder's List Managing Company:
Mitsubishi UFJ Trust and Banking Corporation,
Transfer Agent Department

To Alpine Electronics, Inc.

(Perforated cut line)

○Please post this form without affixing a postage stamp.
○This postcard cannot be used from December 5, 2018 onwards.

(Perforated cut line)

○When posting the Voting Rights Exercise Form, tear off the form from the rest of the paper and only send in the form.
○If you also exercise your voting rights via the Internet, and your Internet vote is different from your postal vote, your Internet vote will prevail.
If you wish to change a vote that you made via the Internet, please do so by exercising your voting rights via the Internet again.